CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed S-8 Registration Statement (file number 333-44207).

                                                             ARTHUR ANDERSEN LLP

Philadelphia, PA.
   March 25, 1998